Trinity Capital Inc. Reports Second Quarter 2023 Financial Results

PHOENIX, August 2, 2023 – Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity Capital” or the “Company”), a leading provider of diversified financial solutions to growth-stage companies, today announced its financial results for the quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•
Total investment income of $46.0 million, an increase of 37.3% year-over-year
•
Net investment income (“NII”) of $22.1 million, or $0.61 per basic share, an increase of 40.8% year-over-year
•
Net increase in net assets resulting from operations of $19.9 million, or $0.55 per basic share
•
18.4% Return on Average Equity “ROAE” (NII/Average Equity)
•
7.6% Return on Average Assets “ROAA” (NII/Average Assets)
•
An increase of Net Asset Value to $13.15 per share
•
Aggregate debt and equity investment commitments of $218.5 million
•
Total gross investments funded of $154.9 million, comprised of $103.1 million in five new portfolio companies, $48.3 million across seven existing portfolio companies and $3.5 million into the recently formed joint venture (the “JV”)
•
Debt principal repayments of $103.5 million, including $13.7 million from early repayments, $31.0 million from scheduled/amortizing repayments and $58.8 million of assets sold to the JV
•
Declared a 10th consecutive dividend increase, with the second-quarter distribution coming in at $0.53 per share, consisting of a regular dividend of $0.48 per share, an increase of 2.1% from the regular dividend declared in the first quarter of 2023, and a supplemental cash dividend of $0.05 per share

“Our NII performance and portfolio strength this quarter demonstrate that Trinity’s differentiated platform can excel in all cycles,” said Steve Brown, Chairman and Chief Executive Officer of Trinity Capital. “As we build for the future, we’ve made critical investments to grow our team, expand our platform and diversify our portfolio to build upon our track record and reputation.”

Kyle Brown, President and Chief Investment Officer of Trinity Capital, added, “Our focus remains on building an investment portfolio that generates meaningful returns for our shareholders. We have created a truly unique platform, one that is well-positioned to capitalize on opportunities that further diversify our capital base and capabilities. We’ve been strategically investing both on and off the balance sheet while generating additional income from our JV, which flows to the benefit of our shareholders.”

Second Quarter 2023 Operating Results

For the three months ended June 30, 2023, total investment income was $46.0 million compared to $33.5 million for the quarter ended June 30, 2022. The effective yield on the average debt investments at cost was 16.2% and 13.8% for the periods ended June 30, 2023 and 2022, respectively. Effective yields generally include the effects of fees and income accelerations attributed to early loan repayments and other one-time events and may fluctuate quarter-to-quarter depending on the amount of prepayment activity.

Total operating expenses and excise taxes, excluding interest expense, for the second quarter of 2023 were $11.9 million compared to $10.0 million during the second quarter of 2022. The increase was primarily attributable to higher compensation associated with additional headcount and amortization of restricted stock grants.

Interest expense for the second quarter of 2023 was $12.0 million compared to $7.8 million during the second quarter of 2022. The increase is primarily attributable to an increase in borrowings under the 2025

Notes and the KeyBank Credit Facility, and increased interest rates under the credit facility due to an increase in SOFR.

Net investment income was approximately $22.1 million, or $0.61 per share based on 36.0 million basic weighted average shares outstanding for the second quarter of 2023, compared to $15.7 million or $0.51 per share for the second quarter of 2022 based on 31.0 million basic weighted average shares outstanding.

Net unrealized appreciation of $24.4 million during the second quarter of 2023 was primarily attributable to the flip of $26.7 million to realized losses, $2.2 million related to the impact of interest rate changes and $0.5 million of appreciation related to general market conditions, offset by $5.0 million of depreciation related to credit specific adjustments.

Second quarter 2023 net realized loss on investments was approximately $26.6 million, primarily attributable to the loss in one portfolio company that was previously written down on an unrealized basis in prior quarters.

Second quarter 2023 net increase in net assets resulting from operations was $19.9 million, or $0.55 per share, based on 36.0 million basic weighted average shares outstanding. This compares to a net decrease in net assets resulting from operations of $7.7 million, or $0.25 per share, based on 31.0 million basic weighted average shares outstanding for the second quarter of 2022.

Trinity Capital’s higher weighted average share count for the three-month period ended June 30, 2023, as compared to the prior year, is primarily the result of shares issued under the public equity offering in August 2022 and shares issued under the Company’s ATM program.

Net Asset Value

Total net assets at the end of the second quarter of 2023 increased by 2.6% to $482.0 million, compared to $469.7 million at the end of the first quarter of 2023. The increase in total net assets was primarily driven by net investment income that exceeded the declared dividend. As a result, NAV improved to $13.15 from $13.07 per share.

Portfolio and Investment Activity

As of June 30, 2023, Trinity Capital’s investment portfolio had an aggregate fair value of approximately $1.1 billion and was comprised of approximately $856.0 million in secured loans, $244.1 million in equipment financings and $47.9 million in equity and warrants across 117 portfolio companies, including the Company’s investment in the JV. The Company’s debt portfolio is comprised of 77.6% first lien loans and 22.4% second lien loans, with 72.1% of the debt portfolio at floating rates based on principal outstanding.

During the second quarter, the Company originated approximately $218.5 million of total new commitments. Second quarter gross investments funded totaled approximately $154.9 million, which was comprised of $103.1 million of investments in five new portfolio companies, $48.3 million of investments in seven existing portfolio companies and a $3.5 million investment in the JV. Gross investment fundings during the quarter for loans totaled $108.9 million, equipment financings totaled $39.7 million and warrant and equity investments totaled $6.3 million.

Proceeds received from repayments of the Company's debt investments during the second quarter totaled approximately $103.5 million, which included $58.8 million of investments sold to the JV, $31.0 million from normal amortization and $13.7 million from early debt repayments. The investment portfolio increased by $32.1 million on a cost basis, an increase of 2.8%, and $56.5 million on a fair value basis, an increase of 5.2% as compared to March 31, 2023.

As of the end of the second quarter, a loan to one portfolio company and equipment financings to two portfolio companies were on non-accrual status with a total fair value of approximately $22.5 million, or 2.0% of the Company’s debt investment portfolio at fair value.

The following table shows the distribution of the Company’s loan and equipment financing investments on the 1 to 5 investment risk rating scale at fair value as of June 30, 2023 and December 31, 2022 (dollars in thousands):

		June 30, 2023		December 31, 2022
Investment Risk Rating Scale Range	Designation	Investments at Fair Value	Percentage of Total Portfolio	Investments at Fair Value	Percentage of Total Portfolio
4.0 - 5.0	Very Strong Performance	$8,758	0.8%	$2,729	0.3%
3.0 - 3.9	Strong Performance	272,933	24.8%	239,872	22.9%
2.0 - 2.9	Performing	762,695	69.3%	756,596	72.1%
1.6 - 1.9	Watch	34,410	3.1%	39,315	3.7%
1.0 - 1.5	Default/Workout	15,216	1.4%	10,317	1.0%
Total Debt Investments excluding Trinity Investor JV I LLC		1,094,012	99.4%	1,048,829	100.0%
	Trinity Investor JV I LLC	6,083	0.6%	—	—
Total Debt Investments		$1,100,095	100.0%	$1,048,829	100.0%

As of June 30, 2023, the Company’s loan and equipment financing investments had a weighted average risk rating score of 2.8, as compared to 2.8 as of March 31, 2023. Trinity Capital's grading scale is comprised of numerous factors, two key factors being liquidity and performance to plan. A company may be downgraded as it approaches the need for additional capital or if they are underperforming relative to its business plans. Conversely, they may be upgraded upon a capitalization event or if they are exceeding their plan. As such, the overall grading may fluctuate quarter-to-quarter.

Liquidity and Capital Resources

As of June 30, 2023, the Company had approximately $130.3 million in available liquidity, including $12.3 million in unrestricted cash and cash equivalents. At the end of the period, the Company had approximately $118.0 million in available borrowing capacity under its credit facility with KeyBank, subject to existing terms and advance rates and regulatory and covenant requirements.

As of June 30, 2023, Trinity Capital's leverage or debt-to-equity ratio was approximately 138% as compared to 131% as of March 31, 2023. The increase in the leverage ratio was primarily attributable to borrowings under the KeyBank Credit Facility in support of our investing activity.

Distributions

On June 14, 2023, the Company’s Board of Directors declared a regular and supplemental dividend totaling $0.53 per share with respect to the quarter ended June 30, 2023, which was paid on July 14,

2023, to stockholders of record as of June 30, 2023. The Board of Directors generally determines and announces the Company’s dividend distribution on a quarterly basis.

Conference Call

Trinity Capital will hold a conference call to discuss its second quarter 2023 financial results at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) on Wednesday, August 2, 2023.

To listen to the call, please dial (800) 225-9448, or (203) 518-9708 internationally, and reference Conference ID: TRINQ223 if asked, approximately 10 minutes prior to the start of the call.

A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for seven days. To access the replay, please dial (800) 839-5490 or (402) 220-2550.

About Trinity Capital Inc.

Trinity Capital Inc. (Nasdaq: TRIN), an internally managed business development company, is a leading provider of diversified financial solutions to growth-stage companies with institutional equity investors. Trinity Capital's investment objective is to generate current income and, to a lesser extent, capital appreciation through investments, including term loans and equipment financings and equity-related investments. Trinity Capital believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience and track record in lending to growth stage companies. For more information, please visit the Company's website at www.trinitycap.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Trinity undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact

Ben Malcolmson
Director of Investor Relations
Trinity Capital Inc.
ir@trincapinvestment.com

TRINITY CAPITAL INC.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Investments at fair value:
Control investments (cost of $44,246 and $43,375, respectively)	$37,403	$37,313
Affiliate investments (cost of $8,690 and $28,580, respectively)	8,767	1,528
Non-Control / Non-Affiliate investments (cost of $1,126,366 and $1,081,629, respectively)	1,101,848	1,055,545
Total investments (cost of $1,179,302 and $1,153,584, respectively)	1,148,018	1,094,386
Cash and cash equivalents	12,268	10,612
Interest receivable	12,117	9,971
Deferred credit facility costs	2,523	2,903
Other assets	14,157	8,567
Total assets	$1,189,083	$1,126,439

LIABILITIES
KeyBank Credit Facility	$232,000	$187,500
2025 Notes, net of $2,981 and $3,948, respectively, of unamortized deferred financing costs	179,519	178,552
August 2026 Notes, net of $1,814 and $2,103, respectively, of unamortized deferred financing costs	123,186	122,897
December 2026 Notes, net of $1,288 and $1,474, respectively, of unamortized deferred financing costs	73,712	73,526
Convertible Notes, net of $1,563 and $1,882, respectively, of unamortized deferred financing costs and discount	48,437	48,118
Distribution payable	19,432	21,326
Security deposits	14,986	15,100
Accounts payable, accrued expenses and other liabilities	15,816	19,771
Total liabilities	707,088	666,790

NET ASSETS
Common stock, $0.001 par value per share (200,000,000 authorized, 36,664,864 and 34,960,672 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)	37	35
Paid-in capital in excess of par	496,825	480,532
Distributable earnings/(accumulated deficit)	(14,867)	(20,918)
Total net assets	481,995	459,649
Total liabilities and net assets	$1,189,083	$1,126,439
NET ASSET VALUE PER SHARE	$13.15	$13.15

TRINITY CAPITAL INC.

Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
INVESTMENT INCOME:
Interest income:
Control investments	$1,083	$1,365	$2,199	$2,738
Affiliate investments	84	433	118	862
Non-Control / Non-Affiliate investments	43,362	30,713	82,743	57,317
Total interest income	44,529	32,511	85,060	60,917
Fee income:
Affiliate investments	674	—	1,127	—
Non-Control / Non-Affiliate investments	842	947	1,396	4,386
Total fee income	1,516	947	2,523	4,386
Total investment income	46,045	33,458	87,583	65,303

EXPENSES:
Interest expense and other debt financing costs	11,985	7,761	23,067	14,559
Compensation and benefits	8,350	6,877	15,967	13,331
Professional fees	1,411	891	2,828	1,723
General and administrative	1,549	1,558	3,044	3,035
Total expenses	23,295	17,087	44,906	32,648

NET INVESTMENT INCOME/(LOSS) BEFORE TAXES	22,750	16,371	42,677	32,655

Excise tax expense	653	657	1,251	1,331

NET INVESTMENT INCOME	22,097	15,714	41,426	31,324

NET REALIZED GAIN/(LOSS) FROM INVESTMENTS:
Control investments	—	(228)	—	(228)
Affiliate investments	(26,251)	(9,633)	(26,251)	(9,633)
Non-Control / Non-Affiliate investments	(360)	244	(725)	52,888
Net realized gain/(loss) from investments	(26,611)	(9,617)	(26,976)	43,027

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:
Control investments	(1,188)	(804)	(780)	(5,136)
Affiliate investments	26,152	6,913	27,128	3,650
Non-Control / Non-Affiliate investments	(568)	(19,929)	1,568	(89,652)
Net change in unrealized appreciation/(depreciation) from investments	24,396	(13,820)	27,916	(91,138)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$19,882	$(7,723)	$42,366	$(16,787)

NET INVESTMENT INCOME PER SHARE - BASIC	$0.61	$0.51	$1.17	$1.07
NET INVESTMENT INCOME PER SHARE - DILUTED	$0.58	0.48	$1.10	$1.02

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC	$0.55	$(0.25)	$1.19	$(0.58)
NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - DILUTED(1)	$0.52	$(0.25)	$1.13	$(0.58)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	36,024,566	30,955,022	35,551,947	29,188,790
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	39,691,361	34,331,597	39,218,742	32,565,365

(1) For the three and six months ended June 30, 2022, the impact of the hypothetical conversion of Convertible Notes was antidilutive.